Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-207337) and Form S-8 (Nos. 333-162864; 333-103609; 333-98037; 333-150970; 333-166919; 333-174584; 333-181536; and 333-212037) of Invesco Ltd., of our report dated February 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 23, 2017